Exhibit 99.1

AMRI Announces Second Quarter 2013 Results

Second Quarter Revenue up 19% at $59.3 Million and Adjusted EPS up 100% to $0.12

Albany, NY (August 6, 2013) – AMRI (NASDAQ: AMRI) today reported financial and operating results for the second quarter ended June 30, 2013.

Financial highlights for the second quarter include:

•	Adjusted earnings per share of $0.12, an increase of $0.06 from the prior-year period
•	Contract revenue of $50.8 million, up 20% from the prior-year period
•	Contract margin improved to 16.4% from 14.5% in the prior-year period

Second Quarter 2013 Results

Total revenue for the second quarter of 2013 was $59.3 million, an increase of 19% compared to total revenue of $50.0 million reported in the second quarter of 2012.

Total contract revenue for the second quarter of 2013 was $50.8 million, an increase of 20% compared to contract revenue of $42.4 million reported in the second quarter of 2012. Total contract revenue encompasses revenue from AMRI’s Discovery Services, Development and Small Scale Manufacturing, and Large Scale Manufacturing business components.

•	Discovery Services contract revenue was $10.8 million, an increase of 26% from $8.6 million in 2012
•	Development/Small Scale Manufacturing contract revenue was $8.7 million, an increase of 7% from $8.1 million in 2012
•	Large Scale Manufacturing contract revenue was $31.3 million, an increase of 22% from $25.7 million in 2012

Royalty revenue in the second quarter of 2013 was $8.5 million, an increase of 13% from $7.5 million in the second quarter of 2012. Royalty revenue includes royalties from the Allegra® products as well as $2.8 million from the net sales of certain amphetamine salts sold by Actavis.

Net loss under U.S. GAAP was $(2.2) million, or $(0.07) per share, in the second quarter of 2013, compared to a U.S. GAAP net income of $0.3 million, or $0.01 per basic and diluted share for the second quarter of 2012. Net income on an adjusted basis was $3.8 million, or $0.12 per diluted share. The adjustments to U.S. GAAP net loss are primarily related to restructuring and associated asset impairment charges related to the company’s previously announced decisions to consolidate and optimize its Discovery Services business.

Year to Date

Total revenue for the six-month period ended June 30, 2013 was $118.7 million, an increase of 14% compared to total revenue of $103.7 million for the same period in 2012.

Total contract revenue for the first six months of 2013 was $97.3 million, an increase of 15% compared to contract revenue of $85.1 million for the same period in 2012.

•	Discovery Services contract revenue was $21.8 million, an increase of 20% from $18.2 million in 2012
•	Development/Small Scale Manufacturing contract revenue was $17.8 million, a decrease of 1% from $17.9 million in 2012
•	Large Scale Manufacturing contract revenue was $57.7 million, an increase of 18% from $49.0 million in 2012

Royalty revenue for the first six months of 2013 was $21.4 million, an increase of 16% from $18.5 million in the first six months of 2012.

Net income under U.S. GAAP for the first half of 2013 was $4.3 million, or $0.14 per share, compared to a U.S. GAAP net loss of $(3.6) million, or $(0.12) per basic and diluted share for the first half of 2012. Net income on an adjusted basis in the first half of 2013 was $11 million or $0.35 per diluted share. The adjustments to U.S. GAAP net income are primarily related to restructuring and associated asset impairment charges related to the company’s previously announced decisions to consolidate and optimize its Discovery Services platform.

For a reconciliation of U.S. GAAP net (loss) income and (loss) earnings per diluted share as reported to adjusted net income and earnings per diluted share for the 2013 and 2012 reporting periods, please see Table 1 at the end of this press release.

AMRI President and CEO Thomas E. D’Ambra said, “AMRI is performing at a high level and we are pleased with our third consecutive quarter of total revenue growth. During the quarter, we made several announcements, including the appointment of William S. Marth as Chairman of the Board and AMRI Burlington’s expanded registration by the U.S. Drug Enforcement Administration (DEA) to handle Schedule 2 and 2N controlled substances. In addition, in July, our Burlington aseptic fill finish operation was inspected by the FDA resulting in limited-scope findings, including no observations related to corrective actions previously implemented. We believe this represents a positive step forward for Burlington.”

Liquidity and Capital Resources

At June 30, 2013, AMRI had cash, cash equivalents and restricted cash of $42.8 million, compared to $33.9 million at March 31, 2013. These amounts include restricted cash of $4.9 million and $5.4 million, respectively. Restricted cash primarily serves to collateralize the company’s term loan and line of credit.

Total debt at June 30, 2013 was $7.6 million, compared to $8.0 million at March 31, 2013. Cash, cash equivalents and restricted cash, net of debt, were $35.2 million at June 30, 2013 compared to $25.9 million at March 31, 2013. The increase in cash and cash equivalents for the quarter ended June 30, 2013 was primarily comprised of cash flow from operations of $12.4 million, partially offset by capital expenditures of $2.4 million and principal payments on debt of $0.4 million. Total common shares outstanding, net of treasury shares, were 31,486,232 at June 30, 2013.

2013 Financial Guidance

AMRI Chief Financial Officer and Treasurer Michael Nolan said, “AMRI continues to deliver revenue, earnings and cash flow performance in line with our prior guidance and objective to be profitable excluding royalties by the end of the year.”

Nolan added, “With another solid quarter of underlying business performance, we are updating our revenue outlook to increase the bottom end of the range resulting in a new range of $209 to $213 million, reflecting growth at the top end of up to 12%. Adjusted EPS is also updated raising the bottom end of the range, with our new range of $0.54 to $0.65. For the third quarter, we anticipate revenue between $51 to $53 million with adjusted EPS expected between $0.09 and $0.12.”

Recent Highlights

Recent noteworthy announcements or milestones at AMRI include the following:

•	Announced the appointment of William S. Marth as Chairman of the Board of Directors.
•	Announced that its Burlington Massachusetts site, which provides aseptic fill and finish services, received U.S. Drug Enforcement Administration approval to handle Schedule 2 and 2N controlled substances.
•	The AMRI SMARTSOURCING™ brand and strategy continues to gain traction within the industry a year after its official launch, maximizing the company’s global locations, assets and standing with customers and within the broader industry.
•	AMRI’s Aurangabad, India facility received certification from the Central Drugs Standard Control Organization, Directorate General of Health Services, Ministry of Health and Family Welfare, Government of India, related to the export of certain generic APIs made at the plant to Europe. This certification confirms Aurangabad is in full compliance of EU GMP guidelines for these products.

Second Quarter Conference Call

The company will hold a conference call at 10:00 a.m. ET on Tuesday, August 6, 2013 to discuss its quarterly results, business highlights and prospects. During the conference call, the company may discuss information not previously disclosed to the public. The conference call can be accessed by dialing 888-417-8533 (domestic calls) or 719-325-2429 (international calls) at 9:50 a.m. ET and entering pass code 8730056. The audio webcast will be available live via the Internet and can be accessed on the company’s website at www.amriglobal.com. Replays of the audio webcast can also be accessed for up to 90 days after the call via the investor area of the company’s website at www.amriglobal.com/investor_relations/.

About AMRI

Albany Molecular Research, Inc. (AMRI) is a global contract research and manufacturing organization offering customers fully integrated drug discovery, development and manufacturing services. For over 21 years, AMRI has demonstrated its adaptability as the pharmaceutical and biotechnology industries have undergone tremendous change in response to multiple challenges. This experience, a track record of success and locations in the United States, Europe and Asia now provides our customers with SMARTSOURCING™, a full range of value-added opportunities providing customers with informed decision-making, enhanced efficiency and more successful outcomes at all stages of the pipeline. AMRI has also successfully partnered R&D programs and is actively seeking to out-license its remaining programs for further development. For more information about AMRI, please visit our website at www.amriglobal.com or follow us on Twitter (@amriglobal).

Forward-looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include, but are not limited to, statements regarding the company's estimates of revenue and adjusted earnings per share for the third quarter and full year 2013, statements made by the company's chief executive officer and chief financial officer, including statements under the caption “2013 Financial Guidance,” statements regarding the strength of the company’s business and prospects, statements regarding the actions taken to reduce cost and improve operating performance, statements regarding the warning letter issued to the Burlington, Mass. facility, and statements concerning the company’s momentum and long-term growth, including expected results for 2013. Readers should not place undue reliance on our forward-looking statements. The company’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which the company may not be able to predict and may not be within the company’s control. Factors that could cause such differences include, but are not limited to, the company’s ability to attract and retain experienced scientists; trends in pharmaceutical and biotechnology companies’ outsourcing of chemical research and development, including softness in these markets; sales of Allegra® and the impact of the “at-risk” launch of generic Allegra®, the OTC conversion of Allegra® and the generic and OTC sales of Allegra in Japan on the company’s receipt of significant royalties under the Allegra® license agreement; the success of the sales of other products for which the company receives royalties; the over-the-counter sale of Claritin, and competitive alternatives, including generic products for the treatment of allergies and the risk of new product introductions for the treatment of allergies including generic forms of Allegra®; the risk that the company will not be able to replicate either in the short or long term the revenue stream that has been derived from the royalties payable under the Allegra® license agreements; the risk that clients may terminate or reduce demand under any strategic or multi-year deal; the company’s ability to enforce its intellectual property and technology rights; the company’s ability to obtain financing sufficient to meet its business; the company’s ability to successfully comply with heightened FDA scrutiny on aseptic fill/finish operations and achieve the lifting of the warning letter; the company’s ability to integrate the acquisitions closed during 2010 and make such acquisitions accretive to the company’s business model, the company’s ability to take advantage of proprietary technology and expand the scientific tools available to it, the ability of the company’s strategic investments and acquisitions to perform as expected, as well as those risks discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on March 18, 2013, and the company's other SEC filings. Revenue, adjusted EPS and other financial guidance offered by senior management today represent a point-in-time estimate and are based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. Numerous factors, including those noted above, may cause actual results to differ materially from the guidance provided. The company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.

Non-GAAP Adjustment Items

To supplement our financial results prepared in accordance with U.S. GAAP, we have presented non-GAAP measures of income from operations, net income and earnings per diluted share, as adjusted to exclude certain long-lived asset impairment charges, restructuring charges, executive transition costs, litigation settlement charges, insurance demutualization gain, and other charges in the 2012 and 2013 periods. Exclusion of these non-recurring items allow comparisons of operating results that are consistent over time. We believe presentation of these non-GAAP measures enhances an overall understanding of our historical financial performance because we believe they are an indication of the performance of our base business. Management uses these non-GAAP measures as a basis for evaluating our financial performance as well as for budgeting and forecasting of future periods. For these reasons, we believe they can be useful to investors. The presentation of this additional information should not be considered in isolation or as a substitute for (loss) income from operations, net (loss) income or (loss) earnings per diluted share prepared in accordance with U.S. GAAP. Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are set forth in Table 1. Our projected 2013 adjusted EPS, however, is only provided on an adjusted basis. It is not feasible to provide U.S. GAAP EPS guidance because the items excluded are difficult to predict and estimate and are primarily dependent on future events.

Contacts:
Investors: Michael Nolan, AMRI Chief Financial Officer, 518-512-2261
Media: Gina Monari, AMRI Communications, 518-512-2512

Albany Molecular Research, Inc.

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended		Six Months Ended
(Dollars in thousands, except for per share data)	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Contract revenue	$50,764	$42,390	$97,257	$85,100
Recurring royalties	8,528	7,529	21,441	18,514
Milestone revenue	—	90	—	90
Total revenue	59,292	50,009	118,698	103,704

Cost of contract revenue	42,450	36,251	80,272	75,921
Technology incentive award	569	753	1,683	1,852
Research and development	171	231	276	604
Selling, general and administrative	12,454	9,841	22,003	19,687
Restructuring	4,953	1,439	5,832	2,127
Impairment	906	—	1,440	3,967
Total operating expenses	61,503	48,515	111,506	104,158

(Loss) income from operations	(2,211)	1,494	7,192	(454)

Interest expense, net	(81)	(113)	(163)	(255)
Other income (expense), net	321	136	773	(656)

(Loss) income before income taxes	(1,971)	1,517	7,802	(1,365)

Income tax expense	276	1,260	3,544	2,185

Net (loss) income	$(2,247)	$257	$4,258	$(3,550)

Basic and diluted (loss) earnings per share	$(0.07)	$0.01	$0.14	$(0.12)

Albany Molecular Research, Inc.

Selected Consolidated Balance Sheet Data (unaudited)

(Dollars in thousands)	June 30, 2013	December 31, 2012

Cash and cash equivalents	$37,966	$23,293
Restricted cash	714	702
Accounts receivable, net	38,462	42,496
Royalty income receivable	8,530	8,180
Inventory	35,297	28,216
Total current assets	132,217	113,424
Restricted cash - noncurrent	4,167	4,524
Property and equipment, net	129,120	135,519
Total assets	272,868	262,862

Total current liabilities	42,080	35,986
Long-term debt, excluding current installments	6,563	7,227
Total liabilities	62,289	56,721
Total stockholders’ equity	210,579	206,141
Total liabilities and stockholders’ equity	272,868	262,862

Table 1: Reconciliation of the three and six months ended June 30, 2013 and 2012 reported (loss) income from operations, net (loss) income and (loss) earnings per diluted share to adjusted income from operations, adjusted net income and adjusted earnings per share:

(Dollars in thousands, except for per share data)

Non-GAAP Measures

	Second Quarter	Second Quarter	YTD	YTD
	2013	2012	June 30, 2013	June 30, 2012
(Loss) income from operations, as reported	$(2,211)	$1,494	$7,192	$(454)
Impairment charges	906	-	1,440	3,967
Restructuring charges	4,953	1,439	5,832	2,127
Litigation settlement	1,920	-	1,920	-
Executive transition costs	386	-	386	-
Income from operations, as adjusted	$5,954	$2,933	$16,770	$5,640

Net (loss) income, as reported	$(2,247)	$257	$4,258	$(3,550)
Adjustments, net of tax:
Impairment charges	906	-	1,253	3,870
Restructuring charges	3,553	1,399	4,182	2,072
Litigation settlement	1,248	-	1,248	-
Executive transition costs	251		251
Insurance demutualization gain	-	-	(252)	-
Other	63	2	63	2
Net income, as adjusted	$3,774	$1,658	$11,003	$2,394

(Loss) earnings per diluted share, as reported	$(0.07)	$0.01	$0.14	$(0.12)
Adjustments, net of tax:
Impairment charges	0.03	-	0.04	0.13
Restructuring charges	0.11	0.05	0.13	0.07
Litigation settlement	0.04	-	0.04	-
Executive transition costs	0.01	-	0.01	-
Insurance demutualization gain	-	-	(0.01)	-
Other	-	-	-	-
Earnings per diluted share, as adjusted	$0.12	$0.06	$0.35	$0.08